Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 20, 2025, with respect to the consolidated financial statements of Rubrik, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California
March 20, 2025